UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Report for Event (date of earliest event reported):   November 11, 1997



OTC America, Inc.
(Exact name of registrant as specified in its charter)


Colorado            0-15992          84-1031311
(State or other     (Commission     (IRS Employer
jurisdiction of      File No.)           Identification No.)
incorporation)

1582 South Parker Road, Suite 201, Denver, Colorado 80231
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:
(303) 750-3111


1 Vineyard Hill, Fairport, New York 14450
(Former address)



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Items 1.  Changes in Control of Registrant

      On November 11, 1997, Randy Phillips ("Phillips")and Wathne Pierce & Associates, Inc. ("Wathne Pierce") completed a Letter Agreement confirming the terms and conditions of an option whereby Randy Phillips would acquire in exchange for $150,000.00, 6,705,137 shares of common stock of OTC America, Inc., a Colorado corporation, previously owned by L. Thomas Tarantelli ("Tarantelli"). As a result of the purchase, Phillips now owns 13.8% of the outstanding stock of OTC America, Inc. As part of the transaction Tarantelli appointed Phillips as a director and Chief Executive Officer of the Registrant and Tarantelli resigned as a director and officer. Presently, Mr. Phillips is the sole director and officer of the registrant.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   OTC AMERICA, INC.



Date: November 20,1997             By: /s/ Randy L. Phillips
                                   Randy L. Phillips
                                   Its: Chief Executive Officer